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                                                                     Exhibit 1.1

                                3,850,000 Shares

                           Vestcom International, Inc.

                                  Common Stock

                             UNDERWRITING AGREEMENT




                                                                  ________, 1997




Oppenheimer & Co., Inc.
Prudential Securities Incorporated
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named in
Schedule I attached hereto.

Gentlemen:

                  Vestcom International, Inc., a New Jersey corporation (the "Company"), proposes to sell to you and the other underwriters named in Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives, an aggregate of 3,850,000 shares (the "Firm Shares") of the Company's common stock, no par value (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 577,500 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."
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                  1. Sale and Purchase of the Shares. On the basis of the
representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                  (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at $____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I to this Agreement.

                  (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

                  2. Delivery and Payment. Delivery by the Company of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in immediately available funds to the Company, shall take place at the offices of Oppenheimer & Co., Inc., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, provided, however, that if the Shares sold hereunder are priced after 4:30 p.m., New York time, on any business day, payment and delivery in respect of the Firm Shares shall take place on the fourth business day following the date of this Agreement; if it is determined that settlement within the foregoing time frame is not feasible, then payment and delivery in respect of the Firm Shares shall occur at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

                  In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable

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in immediately available funds to the Company shall take place at the offices of
Oppenheimer & Co., Inc. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

                  Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least one full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

                  3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. ________), including a preliminary prospectus relating to the Shares, and has filed with the Commission the registration statement and such amendments thereto as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Securities Act for the purpose of registering additional Shares, which registration shall be effective upon filing with the Commission. The term "Registration Statement" means the Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(a), Rule 430A and Rule 462(b) of the Rules. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules) or the preliminary prospectus forming part of the Registration Statement at the time it was declared effective together with the term sheet permitted under Rule 434(b) and filed with the Commission pursuant to Rule 424(b), as applicable.

                  The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

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                  4. Representations and Warranties of the Company. The Company
hereby represents and warrants to each Underwriter as follows:

                  (a) On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement or any related registration statement filed with the Commission pursuant to Rule 462(b) of the Rules shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply in all material respects with the applicable provisions of the Securities Act and the Rules; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented (i) complied in all material respects with the applicable provisions of the Securities Act and the Rules, except for the financial statements of certain of the Founding Companies (as hereinafter defined) which may have omitted certain information as originally filed, but which financial statements complied in all material respects with the applicable provisions of the Securities Act and the Rules at the time that the Registration Statement was declared effective and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty as to any information contained in or omitted from (x) the paragraphs with respect to stabilization or affiliate transactions on the inside front cover page of the Prospectus and (y) the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that such statements constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                  (b) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

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                  (c) The financial statements of the Company and the Founding
         Companies set forth on Schedule II hereto (each a "Founding Company" and collectively, the "Founding Companies") (including all notes thereto) included in the Registration Statement and Prospectus fairly present the financial position, the results of operations, stockholders' equity and cash flows and the other information purported to be shown therein of the Company and the Founding Companies at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. There are no schedules required to be included in the Registration Statement in order to present fairly in all material respects the information required to be stated therein; and the historical financial information and statistical data set forth in the Prospectus under the captions "Summary Individual Founding Company Financial Data," "Capitalization," and "Selected Financial Data" are fairly stated in all material respects in relation to the financial statements from which they have been derived. The pro forma financial data included in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with the requirements of the Act and the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (d) Arthur Andersen LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was an independent public accountant as required by the Securities Act and the Rules.

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey. Each of the Company's subsidiaries (the "Subsidiaries") and each of the Founding Companies has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization. The Company has no subsidiary or subsidiaries other than as set forth on Schedule III and does not control, directly or indirectly, any other corporation, partnership, joint venture, association or other business organization. Each of the Company, the Subsidiaries and the Founding Companies is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, the Subsidiaries and the Founding Companies, taken as a whole, and neither the Company, the Subsidiaries nor any of the Founding Companies has received any claim or notice from any official

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         authority in any jurisdiction that it is required to be qualified or licensed to do business in any such jurisdiction in which it is not so qualified or licensed. Except as disclosed in the Registration Statement and the Prospectus, neither the Company, the Subsidiaries nor any of the Founding Companies owns, leases or licenses any asset or property or conducts any business outside the United States of America. Each of the Company, the Subsidiaries and the Founding Companies has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus, except for such authorizations, approvals, consents, orders, licenses, certificates and permits which, if not obtained, would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, the Subsidiaries and the Founding Companies, taken as a whole; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

                  (f) No patents, trademarks, service marks, copyrights, licenses and other similar rights (collectively, the "Intangibles") are material for the conduct of the business of the Company, the Subsidiaries and the Founding Companies as now being conducted and as described in the Registration Statement and the Prospectus. Neither the Company, the Subsidiaries nor any of the Founding Companies has infringed, is infringing or has received any notice of infringement of, any Intangible of any other person and neither the Company, the Subsidiaries nor any of the Founding Companies knows of any basis therefor except for such infringements which individually or in the aggregate would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company, the Subsidiaries or the Founding Companies, taken as a whole.

                  (g) Each of the Company, the Subsidiaries and the Founding Companies has good and marketable title in fee simple to each of the items of personal property which are reflected in the financial statements referred to in Section 4(c) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those liens which will be released upon the repayment of debt within 120 days of the Firm Shares Closing Date.

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                  (h) Except as disclosed in the Registration Statement and the
         Prospectus, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's, the Subsidiaries' and the Founding Companies' knowledge, threatened against, or involving the assets, properties or businesses of, the Company, the Subsidiaries or the Founding Companies, which, if determined adversely to the Company, any of the Subsidiaries or any of the Founding Companies, would materially adversely affect the value or the operation of the assets or properties of the Company, the Subsidiaries and the Founding Companies, taken as a whole, or the business, results of operations or financial condition of the Company, the Subsidiaries and the Founding Companies, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

                  (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, there has not been any material adverse change or any material adverse development or event involving a prospective material change in the assets or properties, earnings, business affairs or business prospects, results of operations or condition (financial or otherwise) of the Company, the Subsidiaries and the Founding Companies, taken as a whole, whether or not arising from transactions in the ordinary course of business; neither the Company, the Subsidiaries nor any of the Founding Companies has entered into any transaction, other than in the ordinary course of business, that is material to the Company, the Subsidiaries and the Founding Companies, taken as a whole, neither the Company, the Subsidiaries nor any of the Founding Companies has sustained any material loss or interference with its assets, businesses or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree. Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected in the Registration Statement and the Prospectus, neither the Company, the Subsidiaries nor any of the Founding Companies has undertaken any liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business.

                  (j) Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by the Company or one of the Subsidiaries in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto and except as the enforcement of such agreement may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity regardless of whether considered in a proceeding in equity or at law. Neither the Company, the Subsidiaries nor any of the Founding Companies, nor any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement,

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         and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, the Subsidiaries and the Founding Companies, taken as a whole. No default exists under any of the agreements listed in the exhibits to the Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of the Founding Companies of any of such agreements to which the Company or any of the Founding Companies is a party or by which any of them or their properties or businesses may be bound or affected, which default or event would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, the Subsidiaries and the Founding Companies, taken as a whole.

                  (k) Neither the Company nor any of the Founding Companies is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company, the Subsidiaries and the Founding Companies, taken as a whole.

                  (l) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Subsidiaries or any of the Founding Companies which would be material to the Company, the Subsidiaries or any of the Founding Companies taken as a whole, pursuant to the terms of, any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company, the Subsidiaries or any of the Founding Companies, is a party or by which any of them or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries, or violate any provision of the charter or by-laws of the Company, the Subsidiaries or any of the Founding Companies, except for such consents or waivers that have already been obtained and are in full force and effect and liens and breaches that arise from change in control provisions in documents evidencing obligations that are to be paid off or satisfied within 120 days after the Firm Shares Closing Date.

                  (m) The Company has an authorized and outstanding pro forma capitalization as set forth under the caption "Capitalization" in the Prospectus as of the date specified

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         therein. All of the outstanding shares of Common Stock and Preferred
         Stock (as defined below) have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar statutory right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or agreement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, stock of the Company. The Common Stock, the undesignated common stock and the preferred stock (the "Preferred Stock"), and the Shares conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, neither the Company nor any of the Founding Companies has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except as described in Schedule ___ to the Reorganization Agreements (as hereinafter defined) with respect to equipment financing, (ii) entered into any transaction not in the ordinary course of business or
         (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

                  (o) No holder of any security of the Company has any right to have any security owned by such holder included in the Registration Statement or to demand separate registration of any security owned by such holder during the period ending 180 days from the date of this Agreement. The Company has obtained from all officers and directors of the Company and the stockholders of the Founding Companies named in
         Schedule II hereto (the "Stockholders"), who together hold _________ shares of Common Stock, their enforceable written agreement that for a period of at least 180 days from the date of this Agreement they will not, without the prior written consent of Oppenheimer & Co., Inc., offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock owned by them now or hereafter acquired directly by such holder or with respect to which such holder has or hereafter acquires the power of disposition, otherwise than (i) the issuance of the Common Stock pursuant to the Registration Statement,
         (ii) the issuance of shares of Common Stock pursuant to the exercise of outstanding options under the Company's existing stock option plans,
         (iii) the grant of options under the Company's existing stock option plans, (iv) in connection with an acquisition by the Company of another entity pursuant to which the Company sells or transfers any of its shares of Common Stock to a third party as part or all of the purchase price of such entity; provided, however, that prior to any sale or transfer, such third party shall have agreed in writing with Oppenheimer & Co., Inc. that it will not offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, such shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for such Common Stock) for the remainder of the 180 days after the date of this Agreement, (v) the filing of a shelf registration statement by the Company registering an additional 2,000,000 shares of Common Stock for use by the Company as consideration in future acquisitions, (vi) the sale or transfer by the Company of shares of Common Stock in connection with the hiring of officers or directors not previously employed by the Company; provided, however, that prior to any sale or transfer, such officer or director shall have agreed in writing with Oppenheimer & Co., Inc. that he or she will not offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, such shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for such Common Stock) for the remainder of the 180 days after the date of this Agreement, (vii) the filing by the Company of a registration statement on Form S-8 registering up to an additional 700,000 shares of Common Stock issuable upon exercise of options granted under the Company's existing stock option plans, or (viii) with the prior written consent of Oppenheimer & Co., Inc. The Company hereby agrees that it will not consent to the sale, distribution, pledge, grant of any option for the sale of, or other disposition or encumbrance of, or exercise of any registration right with respect to, any shares of Common Stock subject to the above-described lock-ups, without the prior written consent of Oppenheimer & Co., Inc. As of the date hereof, all other shares of Common Stock which are outstanding or issuable upon the exercise of stock options or warrants or the conversion of debt instruments constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and the Rules.

                  (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law) and
         (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal, state or foreign securities laws or the public policy underlying such laws.

                  (q) Each of the Company, the Subsidiaries and the Founding Companies is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company, the Subsidiaries and the Founding Companies, taken as a whole.

                  (r) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

                  (t) The Company and each of the Founding Companies has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid or accrued all taxes shown on such returns and all assessments received by it.

                  (u) The Shares have been approved for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market, subject to official notice of issuance.

                  (v) Effective as of the Closing, the Company, the Subsidiaries and each of the Founding Companies will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company, the Subsidiaries nor any of the Founding Companies has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Founding Companies that had insurance prior to the Firm Shares Closing Date has any reason to believe that it would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

                  (w) The Company, the Subsidiaries and each of the Founding Companies will adopt a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorizations and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (ii) access to assets is permitted only in accordance with management's authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company has not distributed and, prior to the later of
         (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

                  The representations and warranties contained in this Section 4 regarding the Founding Companies apply to the Founding Companies as they presently exist and as they will exist immediately following the closing of the transactions described in those certain Agreements and Plans of Reorganization, each dated as of ____________, 1997, by and among the Company and the Founding Companies and certain other parties (collectively, the "Reorganization Agreements").

                  5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(a).

                  (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall be in effect, and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

                  (c) The representations and warranties of the Company (including those representations and warranties which relate to the Subsidiaries and the Founding Companies) contained in this Agreement and in the certificates delivered pursuant to Section 5(d) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                  (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company signing on the behalf of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

                  (e) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a letter or letters signed by Arthur Anderson LLP, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules, if any, and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                           (ii) on the basis of a reading of the amounts
                  included in the Registration Statement and the Prospectus under the headings "Summary Individual Founding Company Financial Data" and "Selected Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company and the Subsidiaries, and inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to the date of the latest audited financial statements, nothing came to their attention which caused them to believe that:

                                    (A) the amounts in "Summary Individual
                           Founding Company Financial Data" and "Selected Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited [and unaudited] financial statements from which such amounts were derived; or

                                    (B) the audited financial statements as of
                           and for the years ended [December 31, 1996 and December 31, 1995] included in the Registration Statement (i) do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and (ii) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; or

                                    (C) (i) with respect to the Company and the
                           Subsidiaries there were, at a specified date not more than five business days prior to the date of the letter, any increases in the short-term liabilities and long-term liabilities of the Company or any of the Subsidiaries or capital stock of the Company or any of the Subsidiaries or decreases in working capital (deficit) or total stockholders' equity (deficit) of the Company or any of the Subsidiaries, as compared with the amounts shown on the Company's and each Subsidiary's audited December 31, 1996 balance sheet included in the Registration Statement and the Prospectus, or (ii) for the period from [December 31, 1996] to such specified date not more than five business days prior to the date of the letter, there were any increases in net losses except for increases in net losses set forth in the Registration Statement and the Prospectus, in which case the Company shall deliver to the Representatives a letter containing an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                           (iii) they have performed certain other procedures as
                  a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Registration Statement and the Prospectus and specified by the Representatives agrees with the accounting records of the Company and the Subsidiaries; and

                           (iv) on the basis of a reading of the unaudited pro
                  forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and the Subsidiaries who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

                  (f) The Representatives shall have received on each Closing Date from Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                           (i) The Company has been duly incorporated or
                  organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey. Each of the Subsidiaries and the Founding Companies has been duly incorporated or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization. The Company, the Subsidiaries and each of the Founding Companies is duly qualified as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company, the Subsidiaries and the Founding Companies, taken as a whole.

                           (ii) Each of the Company, the Subsidiaries and the
                  Founding Companies has all requisite corporate power and authority to own and lease its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all requisite corporate power and authority and all necessary governmental authorizations, approvals, consents, orders, licenses, certificates and permits required pursuant to federal law, the General Corporation Law of the State of New Jersey, and all other necessary authorizations, approvals, consents, orders, licenses, certificates and permits either called for by any contracts or other documents of which such counsel has knowledge or which are, to such counsel's knowledge, otherwise required, to enter into, deliver and perform this Agreement and to issue and sell the Shares, other than those required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and state and foreign Blue Sky laws.

                           (iii) The Company has authorized and issued of record
                  capital stock as set forth under the caption "Capitalization" in the Prospectus as of the date specified therein; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar statutory right. All of the issued and outstanding shares of capital stock of, or other ownership interests in each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interests, claims, liens, encumbrances or adverse interests of any nature and, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of the Subsidiaries are outstanding, except as described in or contemplated by the Registration Statement, including the exhibits thereto. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar statutory right. Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or agreement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, stock of the Company. The Common Stock, the Preferred Stock and the Shares conform to all statements in relation thereto contained in the Registration Statement and the Prospectus in all material respects.

                           (iv) All necessary corporate action has been duly and
                  validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law) and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal, state or foreign securities laws or the public policy underlying such laws.

                           (v) Neither the execution, delivery and performance
                  of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Subsidiaries or any of the Founding Companies pursuant to the terms of, any agreement filed as an exhibit to the Registration Statement and to which the Company, the Subsidiaries or any of the Founding Companies is a party or by which any of them or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel has knowledge and applicable to the Company or any of the Subsidiaries, except for such terminations, accelerations, conflicts, breaches, defaults and events which would not, individually or in the aggregate, result in a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company, the Subsidiaries and the Founding Companies, taken as a whole, or (ii) violate any provision of the charter or by-laws of the Company, the Subsidiaries or any of the Founding Companies.

                           (vi) Each of the Agreements and Plan of
                  Reorganization with respect to the Founding Companies (which have been filed with the Commission as exhibits to the Registration Statement) has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company; the Certificates or Articles of Merger referred to in such Agreements and Plans of Reorganization, assuming the due filing thereof with the appropriate regulatory authorities, will cause the statutory merger of each of the Founding Companies with the respective Subsidiaries of the Company that are parties thereto.

                           (vii) To such counsel's knowledge, no default exists,
                  and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their assets or properties or businesses is bound or affected which default would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and the Subsidiaries.

                           (viii) To such counsel's knowledge, neither the
                  Company nor any of the Subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, businesses, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                           (ix) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters and as such may be required under the rules of the National Association of Securities Dealers, Inc. with respect to the underwriting arrangements reflected in this Agreement.

                           (x) Except as described in the Registration Statement
                  and the Prospectus, to such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened (and such counsel does not know of any basis therefor) against, or involving the assets, properties or businesses of, the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

                           (xi) The agreement of each of the Company and
                  officers and directors of the Company (a form of which Lock-Up Agreement is attached hereto as Schedule IV) has been duly and validly delivered by such persons and constitutes a legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law). All shares of Common Stock which are outstanding or issuable upon the exercise of stock options or warrants or the conversion of debt instruments of which such counsel has knowledge either (i) are subject to a written agreement obtained by the Company pursuant to Section 4(o) of this Agreement or (ii) constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and the Rules.

                           (xii) The statements in the Prospectus under the
                  captions "Risk Factors -- Potential Effects of Shares Eligible for Future Sale on Price of Stock;" "--Effect of Certain Charter Provisions;" "Certain Transactions;" "Description of Capital Stock;" and "Shares Eligible for Future Sale" insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries of the material provisions thereof and accurately present in all material respects the information required by the Rules with respect to such documents and matters. All contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement of which such counsel has knowledge have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                           (xiii) The Registration Statement, all preliminary
                  prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and notes and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                           (xiv) The Registration Statement has become effective
                  under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, are threatened or contemplated.

                           (xv) The Shares to be sold under this Agreement to
                  the Underwriters have been duly approved for listing on the Nasdaq National Market.

                  To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of New Jersey, the General Corporation Law of New Jersey and the federal laws of the United States; provided that such counsel shall state that in their opinion that they have no basis to believe that it would be inadvisable for them or the Underwriters to rely on such other opinions. In rendering the opinion set forth in (i) above as to the qualification of the Company and each of the Founding Companies as foreign corporations, the Company may rely upon certificates of officers of the Company or the Founding Companies as to the jurisdictions in which the Company or the Founding Companies own property or conduct their respective businesses. In rendering the opinion set forth in (iii) above concerning the due authorization, issuance and ownership of the issued and outstanding shares of capital stock of the Subsidiaries, such counsel may rely upon opinions of local counsel as to matters of law other than the laws of the State of New Jersey except that such counsel may rely on the opinion of New Jersey counsel to Direct Mail Services, Inc. In rendering the opinion set forth in (iv) above concerning the validity, binding effect and enforceability of this Agreement, which is governed by the laws of State of New York, such counsel may assume that the relevant laws of the State of New York do not differ materially from the corresponding laws of the State of New Jersey; provided, however, that such counsel shall state that they have no knowledge of any difference between the relevant laws of such states. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

                  In addition, such counsel shall state that such counsel has participated in conferences with certain officers of, and with the accountants and counsel for, the Company and the Subsidiaries and representatives of the Representatives concerning the preparation of the Registration Statement, the preliminary prospectus and the Prospectus and related matters, and although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, such counsel did not independently verify the accuracy or completeness of the statements made therein or in the preliminary prospectus or in the Prospectus and the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for or pass on the accuracy and completeness of such statements, except insofar as such statements relate to such counsel. On the basis of the foregoing, such counsel shall state that its work in connection with this matter did not disclose any information that caused such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need make no statement) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements and other information of a statistical, accounting, or financial nature which are or should be contained therein, as to which such counsel shall express no view).

                  (g) The Representatives shall receive on each Closing Date from the counsel of each of the Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that the agreement of each of the Stockholders (a form of which Lock-Up Agreement is attached hereto as Schedule IV) has been duly and validly delivered by such persons and constitutes a legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law).

                  (h) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Morgan, Lewis & Bockius LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Morgan, Lewis & Bockius LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) The Representatives shall have received on each Closing Date a certificate, including exhibits thereto, addressed to the Representatives and dated such Closing Date, of the Secretary or an Assistant Secretary of the Company, signed in such officer's capacity as such officer, as to the (i) certificate of incorporation and bylaws of the Company, (ii) resolutions authorizing the execution and delivery of the Registration Statement, this Agreement and the performance of the transactions contemplated by this Agreement, the Registration Statement, the Prospectus and the offering of the Shares, (iii) form of Common Stock certificate and the number of shares of Common Stock outstanding and (iv) incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement and any other documents contemplated by the offering of the Shares.

                  (j) The Representatives shall have received on each Closing Date certificates of the Secretaries of State of each State where the Company or any of the Subsidiaries is incorporated and doing business as to the good standing of the Company or such Subsidiary, if applicable, qualification of the Company or such Subsidiary to do business as a foreign corporation, if applicable, and filing of annual reports. In addition, the Representatives shall have received copies of all charter documents of the Company and each of the Subsidiaries certified by the Secretary of State of the state of such corporation's incorporation.

                  6. Covenants of the Company.

                  (A) The Company covenants and agrees as follows:

                  (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if such second business day would be more than fifteen business days after the Effective Date of the Registration Statement or any post-effective amendment thereto, such earlier date as would permit such Prospectus to be filed without filing a post-effective amendment as set forth in Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof or any related registration statement filed with the Commission pursuant to Rule 462(b) of the Rules shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iv) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or amendment or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph
         (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                  (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                  (d) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                  (e) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                  (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

                  (g) Without the prior written consent of Oppenheimer & Co., Inc., for a period of 180 days after the date of this Agreement, the Company shall not issue, offer to sell or register with the Commission, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, any shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock, otherwise than (i) the issuance of the Common Stock pursuant to the Registration Statement, (ii) the issuance of shares of Common Stock pursuant to the exercise of outstanding options under the Company's existing stock option plans, (iii) the grant of options under the Company's existing stock option plans, (iv) in connection with an acquisition by the Company of another entity pursuant to which the Company sells or transfers any of its shares of Common Stock to a third party as part or all of the purchase price of such entity; provided, however, that prior to any sale or transfer, such third party shall have agreed in writing with Oppenheimer & Co., Inc. that it will not offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, such shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for such Common Stock) for the remainder of the 180 days after the date of this Agreement, (v) the filing of a shelf registration statement by the Company registering an additional 2,000,000 shares of Common Stock for use by the Company as consideration in future acquisitions, (vi) the sale or transfer by the Company of shares of Common Stock in connection with the hiring of officers or directors not previously employed by the Company; provided, however, that prior to any sale or transfer, such officer or director shall have agreed in writing with Oppenheimer & Co., Inc. that he or she will not offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, such shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for such Common Stock) for the remainder of the 180 days after the date of this Agreement, (vii) the filing by the Company of a registration statement on Form S-8 registering up to an additional 700,000 shares of Common Stock issuable upon exercise of options granted under the Company's existing stock option plans, or (viii) with the prior written consent of Oppenheimer & Co., Inc.

                  (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act). For a period of five years after the date of this Agreement, the Company shall use its best efforts to maintain the inclusion of the Common Stock in the Nasdaq National Market System (or on a national securities exchange).

                  (i) The Company shall use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Firm Shares Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  (B) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses of the Company incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(e), including the fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(A)(f); and (vii) inclusion of the Shares for quotation on the Nasdaq National Market.

                  7. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any misrepresentation or breach of any representation or warranty by the Company contained in this Agreement; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter (i) if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein or, (ii) as to any preliminary prospectus, with respect to any Underwriter, to the extent that any such loss, claim, damage or liability of such Underwriter results from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, unless such failure resulted from the failure of the Company to deliver copies of the Prospectus to such Underwriter on a timely basis to permit such sending or giving. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraph relating to stabilization on the inside front cover page of the Prospectus and the statements with respect to the public offering of the Shares under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                  8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 7(a) and 7(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to
(y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission of a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Master Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the failure so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

                  9. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time



                  (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if there has been any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business which, in the judgment of the Representatives, materially impairs the investment quality of the securities; (ii) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or will materially disrupt, the securities markets; (iii) if there has occurred any new outbreak or material escalation of major hostilities or other major national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iv) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (v) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental or regulatory authority; or (vi) if a banking moratorium has been declared by any state or federal authority, or

                  (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

                  If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will, upon the request of the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

                  10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                  (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                  (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

                  In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(B), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

                  11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(B), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

                  This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the

Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention: Richard D. White, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among us.



                              Very truly yours,

                              VESTCOM INTERNATIONAL, INC.



                              By
                                  ---------------------------
                                  Name:
                                  Title:


Confirmed:

OPPENHEIMER & CO., INC.

PRUDENTIAL SECURITIES INCORPORATED

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By Oppenheimer & Co., Inc.


By
    ---------------------------
    Name:
    Title: Managing Director

                                   SCHEDULE I



                                                                     Number of
                                                                  Firm Shares to
          Name                                                     Be Purchased
          ----                                                    --------------
Oppenheimer & Co., Inc................................
Prudential Securities Incorporated....................





                                                                     ---------
                                             TOTAL                   3,850,000

                                   SCHEDULE II


Founding Companies                                       State of Incorporation
------------------                                       ----------------------

Comvestrix Corp.
Direct Mail Services, Inc.
Computer Output Services, Inc.
Electronic Imaging Services, Inc.
COS Information, Inc.
Image Printing Systems
Mystic Graphic Systems, Inc.

                                  SCHEDULE III


Subsidiary                                               State of Incorporation
----------                                               ----------------------

                                   SCHEDULE IV


                            Form of Lockup Agreement


                                     - iv -